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                                                                   EXHIBIT 10.46

                             AMENDMENT NO. 2 TO THE
                    AUTOBYTEL.COM INC. 2000 STOCK OPTION PLAN

        This Amendment No. 2 ("Amendment No. 2") dated as of January 30, 2002 to the autobytel.com inc. 2000 Stock Option Plan, as amended (the "Plan") is adopted by the Board of Directors (the "Board") of Autobytel Inc. (the "Company") pursuant to Section 8.1 of the Plan.

        Effective as of the date hereof, the Plan is hereby amended by deleting
Section 3.1 in its entirety and inserting in lieu thereof the following:

        1. Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

            "3.1. Administration. This Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Committee acting as the Administrator. The Committee shall be appointed by the Board, in a manner consistent with the Company's By-laws, and shall consist of two (2) or more members, each of whom is an outside director (within the meaning of Code Section 162(m) and the Treasury Regulations thereunder) as well as a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act, as amended). The Board may from time to time remove members from, or add members to, the Committee. The Board shall fill vacancies on the Committee however caused. The Board may appoint one (1) of the members of the Committee as Chairman. The Administrator shall hold meetings at such times and places as it may determine. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by the unanimous consent of the members of the Administrator, shall be the valid acts of the Administrator. Additionally, and notwithstanding anything to the contrary contained in this Plan, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant options and to specify the terms and conditions thereof to certain eligible persons who are not subject to the requirements of Section 16 of the Exchange Act, as amended, in accordance with guidelines approved by the Board or Committee."

        2. Section 4.4 of the Plan is hereby amended and restated in its entirety as follows:

            "4.4. Outstanding Stock. For purposes of Section 4.2 above, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of the Option to the Participant. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Participant or by any other person."

        3. Section 6.1(a) of the Plan is hereby amended and restated in its entirety as follows:

                "(a) The Administrator may from time to time, subject to the terms of this Plan, grant to any Participant one or more Options


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            but in no event may any such Participant receive Options under this
            Plan of more than 500,000 Shares during any one calendar year; provided, however, that the Special Committee may from time to time grant Options to eligible persons not described in Section 16 of the Exchange Act. Each Option grant shall be evidenced by a written Stock Option Agreement, dated as of the date of grant and executed by the Company and the Optionee, which Stock Option Agreement shall set forth the number of Options granted, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the Option Price, the Option Term and such other terms and conditions as may be determined appropriate by the Administrator (or the Special Committee), provided that such terms and conditions are not inconsistent with this Plan. The Stock Option Agreement shall incorporate this Plan by reference and provide that any inconsistencies or disputes shall be resolved in favor of this Plan language."

        4. Section 6.6(b) of the Plan is hereby amended and restated in its entirety as follows:

                "(b) Options shall be exercisable in full or in such equal or unequal installments as the Administrator (or the Special Committee) shall determine; provided that if an Optionee does not purchase all of the Shares which the Optionee is entitled to purchase on a certain date or within an established installment period, the Optionee's right to purchase any unpurchased Shares shall continue during the Option Term (taking into account any early termination of such Option Term which may be provided for under this Plan); provided, further that an Optionee who is not an officer, director or consultant shall have the right to exercise at least 20% of the options granted per year over five (5) years from the grant date."

        Except as specifically amended hereby, the Plan shall remain in full force and effect as in existence on the date hereof, and any reference to the Plan shall mean the Plan as amended hereby.

        IN WITNESS WHEREOF, the Board has caused this Amendment No. 2 to be duly executed as of the day and year first above written.

                                            AUTOBYTEL INC.


                                            By: /s/Ariel Amir
                                               ---------------------------------
                                            Name: Ariel Amir
                                                  ------------------------------
                                            Title: Executive Vice President and
                                                   General Counsel